Exhibit 24.2
                        RESOLUTION OF THE
                      BOARD OF DIRECTORS OF
                        PG&E CORPORATION

                        February 17, 1999

          WHEREAS, the Nominating and Compensation Committee has recommended to the Board of Directors that it is advisable to approve an increase in the number of shares of this corporation's common stock authorized for issuance under the PG&E Corporation Long-Term Incentive Program ("Program") to a total of
34.4 million shares from the previously authorized number of 23.4 million shares (the "Increase"); and

          WHEREAS, the Board of Directors has determined that it is in the best interests of this corporation and its shareholders to approve the Increase in order to (i) continue to provide equity incentives to participating employees of this corporation and its subsidiaries to increase their proprietary interest in the long-term growth of this corporation, (ii) continue to align the interests of the officers and other key employees of this corporation and its subsidiaries with the interests of this corporation's shareholders by tying a significant portion of their total compensation package to the success of this corporation; and (iii) continue to attract and retain the best qualified personnel necessary for the long-term growth of this corporation and its subsidiaries by offering significant equity incentives as part of a total competitive compensation package;

          NOW, THEREFORE, BE IT RESOLVED that the Increase is hereby approved; and

          BE IT FURTHER RESOLVED that there is hereby reserved for issuance pursuant to the Program an additional 11 million shares of this corporation's common stock which shares may be newly issued shares or shares purchased on the open market or otherwise; and

          BE IT FURTHER RESOLVED that the Increase shall be submitted for approval by this corporation's shareholders at the corporation's 1999 annual meeting of shareholders, or any adjournment or postponement thereof, and the appropriate officers of this corporation are hereby authorized and directed to solicit proxies from this corporation's shareholders to vote such shareholders' shares at the annual meeting in favor of the Increase; and

          BE IT FURTHER RESOLVED that the Increase shall become effective after it is duly approved by this corporation's shareholders at the annual meeting; and

          BE IT FURTHER RESOLVED that, following shareholder approval of the Increase, the appropriate officers and counsel of this corporation are hereby authorized and directed to prepare and file one or more registration statements with the Securities and Exchange Commission ("SEC") to register the offer and sale of the additional shares authorized by the Increase pursuant to the Program; and

          BE IT FURTHER RESOLVED that, following shareholder approval of the Increase, the appropriate officers and counsel of this corporation are hereby authorized and directed to prepare and file one or more listing applications with respect to the additional shares authorized by the Increase with the New York Stock Exchange and any other exchange which such officers deem appropriate or necessary; and

          BE IT FURTHER RESOLVED that the officers and counsel of this corporation are hereby authorized and directed to take such action and execute such agreements and documents on behalf of this corporation as may in their judgment be necessary or appropriate to carry out this resolution; and

          BE IT FURTHER RESOLVED that LESLIE H.EVERETT, LINDA Y.H. CHENG, WONDY S. LEE, ERIC MONTIZAMBERT, GARY P. ENCINAS, JOHN E. FORD, and KATHLEEN M. HAYES are hereby authorized, jointly and severally, to sign on behalf of this corporation as attorneys in fact for the Chairman of the Board, Chief Executive Officer, and President, the Senior Vice President, Chief Financial Officer, and Treasurer, and the Vice President and Controller of this corporation, one or more registration statements, and any and all amendments and supplements thereto, and to do any and all acts necessary to satisfy the requirements of the Securities Act of 1933 and the regulations of the SEC adopted pursuant thereto with regard to the filing of said registration statement(s), and amendments and supplements, and the offer and sale of this corporation's common stock pursuant to the Program.

          I, LINDA Y.H. CHENG, do hereby certify that I am an Assistant Corporate Secretary of PG&E CORPORATION, a corporation organized and existing under the laws of the State of California; that the above and foregoing is a full, true, and correct copy of a resolution which was duly adopted by the Board of Directors of said corporation at a meeting of said Board which was duly and regularly called and held at the office of said corporation on February 17, 1999; and that this resolution has never been amended, revoked, or repealed, but is still in full force and effect.

          WITNESS my hand and the seal of said corporation hereunto affixed this 23rd day of April, 1999.


                          Linda Y.H. Cheng
                          _______________________________
                          Linda Y.H. Cheng
                          Assistant Corporate Secretary
                          PG&E CORPORATION











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